SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15 (d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

      Date of Report (date of earliest event reported)  February 21, 1997

                      BALCOR REALTY INVESTORS 85-SERIES I
                       A REAL ESTATE LIMITED PARTNERSHIP
         ------------------------------------------------------------
                           Exact Name of Registrant


Illinois                                0-14353
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State or other jurisdiction             Commission file number

2355 Waukegan Road
Suite A200
Bannockburn, Illinois                   36-3244978
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Address of principal                    I.R.S. Employer
executive offices                       Identification
                                        Number

60015
-----------------------------------
Zip Code


              Registrant's telephone number, including area code:
                                (847) 267-1600
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS
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North Hill Apartments

In 1985, North Hill Apartments, DeKalb County, Georgia, was acquired by a limited partnership (the "Joint Venture") the general partner of which was a joint venture between the Partnership and an affiliate. The limited partner of the Joint Venture was an affiliate of the seller. The Partnership contributed approximately $1,924,000 and the affiliate contributed approximately $5,772,000 from their respective offering proceeds towards the purchase of the property. The property was purchased subject to $18,700,000 of first mortgage financing. In 1986, the unaffiliated limited partner assigned its interest in the Joint Venture to the Partnership and the Partnership's affiliate, which hold interests of 25% and 75%, respectively, in the Joint Venture. In 1994, the Joint Venture repaid the first mortgage loan with proceeds from a new first mortgage loan of $16,795,600, proceeds of a $1,350,000 note (the "Note"), from two unaffiliated parties, and Joint Venture cash reserves. The Note is non-interest bearing and will be repaid only to the extent that the net proceeds from the sale of the property exceed a certain predetermined level.

The Partnership contracted to sell the property to an unaffiliated party, EEA Development, Inc., a Delaware corporation, on February 21, 1997 for a sale price of $22,750,000. On February 27, 1997, the purchaser exercised its option to terminate the agreement of sale. On March 4, 1997, the agreement of sale was reinstated.

The purchaser has deposited $150,000 into an escrow account as earnest money and is obligated to deposit an additional $150,000 on or before March 13, 1997. The purchaser will assume the existing first mortgage loan which is expected to have an outstanding principal balance of approximately $16,552,000 at closing, scheduled to occur on March 27, 1997. If certain conditions described in the agreement of sale relating to the assumption of the loan and the additional financing of the property by the purchaser have not been satisfied on or before March 20, 1997, the Joint Venture and the purchaser each have the right to extend the date by which such obligations must be met to April 21, 1997, in which event the closing will be held five days after the obligations are satisfied.

The remaining portion of the sale price will be payable in cash at closing. From the proceeds of the sale, the Joint Venture will pay $227,500 to an unaffiliated party as a brokerage commission. No portion of the sale proceeds will be utilized towards the repayment of the Note, and the Note will be forgiven. The Joint Venture will receive the remaining proceeds of approximately $5,971,000, of which the Partnership's share will be approximately $1,493,000, less the Partnership's share of closing costs. Neither the General Partner nor any affiliate will receive a brokerage commission in connection with the sale of the property. The General Partner will be reimbursed by the Joint Venture for actual expenses incurred in connection with the sale.

An affiliate of the General Partner sold one property to the purchaser in 1996.

The closing is subject to the satisfaction of numerous terms and conditions. There can be no assurance that all of the terms and conditions will be complied with and, therefore, it is possible the sale of the property may not occur.
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ITEM 5.  OTHER EVENTS

Templeton Park Apartments

As previously reported, on August 26, 1996, the Partnership contracted to sell the Templeton Park Apartments, Colorado Springs, Colorado, to an unaffiliated party, Griffis/Blessing, Inc., a Colorado corporation. The closing of the sale was extended from December 18, 1996 and the sale closed on February 19, 1997. The sale price was $23,300,000. From the proceeds of the sale, the Partnership repaid the outstanding balance of the first mortgage loan of $11,458,759, paid closing costs of $43,749, paid $233,000 as a brokerage commission to an unaffiliated party, and paid $1,025,000 in contingent interest to the holder of the first mortgage loan. In addition, an affiliate of the third party providing property management services for the property received a fee of $174,750 for services rendered in connection with the sale of the property.
The Partnership received the remaining proceeds of approximately $10,364,742.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
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     (A)  FINANCIAL STATEMENTS AND EXHIBITS:

            None

     (B)  PRO FORMA FINANCIAL INFORMATION:

            None

     (C)  EXHIBITS:

          (2) (a) (i)   Agreement of Sale relating to the sale of North Hill
                        Apartments, Atlanta, Georgia.

                  (ii) Termination Notice relating to the sale of North Hill Apartments, Atlanta, Georgia.

                  (iii) Reinstatement of, and First Amendment to, the Agreement
                        of Sale and Escrow Agreement relating to the sale of North Hill Apartments, Atlanta, Georgia.

          (99) (i) Letter Agreements dated November 21, 1996, December 6, 1996, December 11, 1996, December 13, 1996, December 20, 1996 and January 20, 1997, relating to the sale of Templeton Park Apartments, Colorado Springs, Colorado.

               (ii) Second Amendment to Agreement of Sale and Escrow Agreement
                    dated January 3, 1997, relating to the sale of the Templeton Park Apartments, Colorado Springs, Colorado.

     No information is required under Items 1, 3, 4, 6 and 8 and these items have, therefore, been omitted.
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Signature
-------------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                         BALCOR REALTY INVESTORS 85-SERIES I
                         A REAL ESTATE LIMITED PARTNERSHIP

                         By: Balcor Partners-XVI, an Illinois general partnership, its general partner

                         By:  The Balcor Company, a Delaware corporation,
                              a partner

                         By:   /s/ Jerry M. Ogle
                              -------------------------------------------
                                   Jerry M. Ogle, Managing Director
                                   and Secretary

Dated:  March 7, 1997
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